Exhibit 99.2

Aptevo Therapeutics Announces the Closing of $2.1 Million Registered Direct Offering and Concurrent Private Placement Priced At-The-Market

Under Nasdaq Rules

SEATTLE, WA – April 4, 2025 – Aptevo Therapeutics Inc. (Nasdaq: APVO) (“Aptevo” or the “Company”), a clinical-stage biotechnology company focused on developing novel immune-oncology therapeutics based on its proprietary ADAPTIR™ and ADAPTIR-FLEX™ platform technologies, announced the closing of its previously announced offering of 1,764,710 shares of the Company’s common stock in a registered direct offering and warrants to purchase up to 3,529,420 shares of common stock in a concurrent private placement (together with the registered direct offering, the "offering") at a combined purchase price of $1.19 per share and accompanying warrant. The warrants issued pursuant to the concurrent private placement have an exercise price of $1.19 per share, will be exercisable upon the receipt of stockholder approval and will expire 5 years from the date of stockholder approval.

Roth Capital Partners acted as the exclusive placement agent for the offering.

Gross proceeds from the offering were approximately $2.1 million, before deducting the placement agent’s fees and other estimated offering expenses payable by the Company. Aptevo intends to use the net proceeds from the proposed offering for the continued clinical development of its product candidates, working capital, and other general corporate purposes.

A shelf registration statement on Form S-3 (File No. 333-284969) relating to the shares of common stock issued in the registered direct offering was previously filed with the Securities and Exchange Commission (the “SEC”) and is currently effective. The registered direct offering was made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement, relating to the registered direct offering that will be filed with the SEC. The warrants were issued in a concurrent private placement. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained on the SEC’s website at http://www.sec.gov or by contacting Roth Capital Partners, LLC at 888 San Clemente Drive, Newport Beach CA 92660, by phone at (800) 678-9147 or by email at rothecm@roth.com.

The private placement of the warrants and the underlying shares will be made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act and/or Regulation D thereunder. Accordingly, the securities issued in the concurrent private placement cannot be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the shares of common stock or warrants, nor will there be any sale of the shares of common stock or warrants in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

The Company also amended certain existing warrants that were previously issued December 12, 2024 to purchase up to 1,647,088 shares of the Company’s common stock and have an exercise price of $9.53 per share, effective upon the closing of the offering, such existing warrants have a reduced exercise price of $1.19 per share, shall become exercisable upon stockholder approval and will expire 5 years from the date of stockholder approval.

About Aptevo Therapeutics

Aptevo Therapeutics Inc. is a clinical-stage biotechnology company focused on developing novel bispecific immunotherapies for the treatment of cancer. The company has two clinical candidates. Mipletamig is currently being evaluated in RAINIER, a Phase 1b/2 trial for the treatment of frontline acute myeloid leukemia in combination with standard-of-care venetoclax + azacitidine. Mipletamig has received orphan drug designation ("orphan status") for AML according to the Orphan Drug Act. ALG.APV-527, a bispecific conditional 4-1BB agonist, only active upon simultaneous binding to 4-1BB and 5T4, is being co-developed with Alligator Bioscience and is being evaluated in a Phase 1 clinical trial for the treatment of multiple solid tumor types likely to express 5T4. The Company has three pre-clinical candidates with different mechanisms of action designed to target a range of solid tumors. All pipeline candidates were created from two proprietary platforms, ADAPTIR® and ADAPTIR-FLEX® The Aptevo mission is to improve treatment outcomes and transform the lives of cancer patients. For more information, please visit www.aptevotherapeutics.com.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including, without limitation, statements regarding the use of proceeds of the offering and any other statements containing the words "may," "continue to," "believes," "expects," "optimism," "potential," "designed," "promising," "plans," "will" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on Aptevo's current intentions, beliefs, and expectations regarding future events. Aptevo cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from Aptevo's expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement.

There are several important factors that could cause Aptevo's actual results to differ materially from those indicated by such forward-looking statements, including a deterioration in Aptevo's business or prospects; uncertainties related to market conditions, the satisfaction of customary closing conditions related to the offering, compliance with Nasdaq listing requirements, and changes in regulatory, social, macroeconomic, and political conditions. For instance, actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties inherent in the results of preliminary data and preclinical studies being predictive of the results of later-stage clinical trials, initiation, enrollment and maintenance of patients, and the completion of clinical trials, the availability and timing of data from ongoing clinical trials, the trial design includes combination therapies that may make it difficult to accurately ascertain the benefits of mipletamig, expectations for the timing and steps required in the regulatory review process, expectations for regulatory approvals, the impact of competitive products, our ability to enter into agreements with strategic partners or raise funds on acceptable terms or at all and other matters that could affect the availability or commercial potential of Aptevo's product candidates, business or economic disruptions due to catastrophes or other events, including natural disasters or public health crises such as the coronavirus (referred to as COVID-19), geopolitical risks, including the current war between Russia and Ukraine, war between Israel and Hamas, and macroeconomic conditions such as economic uncertainty, rising inflation and interest rates, increased market volatility and decreased consumer confidence. These risks are not exhaustive, Aptevo faces known and unknown risks. Additional risks and factors that may affect results are set forth in Aptevo's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and its subsequent current reports on Form 8-K. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from Aptevo's expectations in any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Aptevo does not assume any obligation to update any forward-looking statement to reflect new information, events, or circumstances.

CONTACT:

Miriam Weber Miller

Aptevo Therapeutics

Email: IR@apvo.com or Millerm@apvo.com

Phone: 206-859-6628